                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       -----------------------------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                                October 27, 2004

                       TECHNOLOGY INVESTMENT CAPITAL CORP.
             (Exact name of registrant as specified in its charter)

         MARYLAND                         000-50398              20-0118736
(State or other jurisdiction      (Commission File Number)    (I.R.S. Employer
of incorporation)                                            Identification No.)

                         8 SOUND SHORE DRIVE, SUITE 255
                               GREENWICH, CT 06830
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (203) 983-5275

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS.

On October 27, 2004, the Board of Directors of Technology Investment Capital
Corp. ("TICC") voted to approve the appointment of Saul B. Rosenthal to serve as
President of the company. Mr. Rosenthal will also retain his current title of
Chief Operating Officer. Jonathan H. Cohen, who previously served as President of TICC, will continue to serve as Chief Executive Officer of the company. In addition, the Board of Directors voted to approve the transfer of the titles of
Secretary and Treasurer from Mr. Rosenthal to Patrick F. Conroy. Mr. Conroy will continue to serve as both the Chief Financial Officer and Chief Compliance
Officer of TICC. The Board of Directors also voted to approve the creation of the position of Chief Transaction Officer, and the appointment of Lee D. Stern to serve in that position. Mr. Stern will continue to hold the title of
Executive Vice President.

For additional information regarding the background and business experience of the current executive officers of the TICC, as required by Items 401(b), (d) and
(e) of Regulation S-K, as well as information regarding certain relationships and transactions involving such executive officers, as required by Item 404(a)
of Regulation S-K, please refer to the sections entitled "Information About
Executive Officers Who Are Not Directors" and "Certain Relationships and
Transactions," which are set forth in the company's definitive proxy materials filed on May 18, 2004 and incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2004            TECHNOLOGY INVESTMENT CAPITAL CORP.

                                  By: /s/ Saul B. Rosenthal
                                      -------------------------------
                                      Saul B. Rosenthal
                                      President and Chief Operating Officer